EXHIBIT 3.6

DEAN HELLER                       Filed In the office of     Document Number
Entity#: C11517-2000                /s/Ross Miller           20070203254-25
Secretary of State                     Ross Miller           Filing Date & Time
204 North Carson Street             Secretary of State       03/23/2007 12:00 PM
Carson City, Nevada 89701-4299      State of Nevada          Entry Number
(775) 684-5708                                               12/1/2006 9:55 AM
Website: sec.secretaryofstate.biz                            Entry Number
                                                             E0206062007-5

                            ARTICLES OF INCORPORATION
                              (Pursuant to NRS 78)

1.    Name of Corporation
      Sovereign Oil, Inc.

2.    Resident Agent:
      Name and Street: The Corporation Trust Company of Nevada
      Address:         6100 Neil Road, Suite 500
                       Reno, Nevada   89511

3.    Shares:  Number of shares with par value: 100,000,000
               Par value: $.001
               Number of shares without par value: 0

4.    Name & Address of Board of Directors/Trustees:

      1.    Sebastien DuFort
            16 E. Hinsdale Avenue
            Hinsdale, IL 60521

      2.    Jefferson Stanley
            16 E. Hinsdale Avenue
            Hinsdale, IL 60521

5.    Purpose: The purpose of this Corporation shall be:
               To conduct such lawful business as may be permitted by the Nevada Revised Statutes

6.    Names, Address and Signature of Incorporator:

          Eric Pinero                    /s/ Eric Pinero
          61 Broadway, 32nd Floor     ---------------------
          New York NY  10006

7.    Certificate of Acceptance of Appointment of Resident Agent:

      I hereby accept appointment as Resident Agent for the above named corporation.

        /s/ Hillary England-Assistant Secretary                03-23-07
     ---------------------------------------------          --------------
            Authorized Signature of R.A. or                      Date
            On Behalf of R.A. Company